UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

FATE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36076	65-1311552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Drive
San Diego, California		92131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 875-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	FATE	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2022 (the “Effective Date”), Fate Therapeutics, Inc. (“Company”) entered into an Amendment 01 to Collaboration and Option Agreement (the “Amendment”) with Ono Pharmaceutical Co. Ltd. (“Ono”). The Amendment amends the Collaboration and Option Agreement entered into between the Company and Ono on September 14, 2018 (the “Collaboration Agreement”) in order to expand the Company’s off-the-shelf induced pluripotent stem cell (iPSC)-derived, cell-based cancer immunotherapy collaboration with Ono to include the development of chimeric antigen receptor (CAR) NK cell collaboration candidates. Under the terms of the Amendment, the Company will advance iPSC-derived CAR NK and CAR T-cell collaboration candidates to a pre-defined preclinical milestone, at which point Ono has an option to assume responsibility for worldwide development and commercialization with the Company retaining the right to jointly develop and commercialize in the United States and Europe. The Company retains all rights of manufacture of collaboration products on a global basis.

Pursuant to the Amendment, the parties have agreed that Ono will contribute novel binding domains targeting a second solid tumor antigen, and the Company and Ono are jointly conducting research and development activities under a joint development plan, with the goal of advancing collaboration candidates targeting such solid tumor antigen to a pre-defined preclinical milestone. Ono has, during a specified period of time, an option to obtain an exclusive license under certain intellectual property rights to develop and commercialize such collaboration candidates in all territories of the world, with the Company retaining the right to co-develop and co-commercialize such collaboration candidates in the United States and Europe under a joint arrangement whereby it is eligible to share at least 50% of the profits and losses.

The Company will continue to receive committed research and development funding from Ono through September 2024, and is eligible to receive a preclinical option exercise fee as well as clinical, regulatory and commercialization milestone payments from Ono in connection with the development and commercialization of collaboration products. In addition, the Company continues to be eligible to receive tiered royalties on net sales by Ono of each collaboration product in the ONO Territory (as defined in the Collaboration Agreement).

The foregoing description of the terms of Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which the Company intends to file in redacted form with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 7.01 Regulation FD Disclosure.

On June 28, 2022, the Company issued a press release announcing its entry into the Amendment with Ono. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATE THERAPEUTICS, INC.

Date:	June 30, 2022	By:	/s/ J. Scott Wolchko
J. Scott Wolchko President and Chief Executive Officer